SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Cumberland Bancorp, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[CUMBERLAND BANCORP, INCORPORATED LETTERHEAD]

April 25, 2003

TO THE SHAREHOLDERS OF CUMBERLAND BANCORP, INCORPORATED:

     In connection with the Annual Meeting of Shareholders of Cumberland Bancorp to be held May 15, 2003, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement and a proxy card.

     You are being asked to elect six directors, to consider and act upon a proposal to amend the Company’s 1998 Stock Option Plan, to consider and act upon a proposal to adopt an Employee Stock Purchase Plan and to consider and act upon a proposal to amend the Company’s Amended and Restated Charter to change the Company’s name to Civitas BankGroup, Inc. Information about these matters is contained in the attached proxy statement.

     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so your shares can be voted in the event you are unable to attend the meeting. We will also offer telephone and internet voting this year, as more particularly described in the attached proxy statement. If you are present at the meeting and desire to vote your shares personally, you may revoke your proxy and vote in person. We urge you to return your proxy card in the enclosed envelope or vote by telephone or over the internet as soon as possible.

Sincerely,

/s/ Richard Herrington

Richard Herrington
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
STOCK OWNERSHIP
PROPOSAL 1 — ELECTION OF DIRECTORS
MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL 2 — AMENDMENT OF THE 1998 STOCK OPTION PLAN
PROPOSAL 3 — ADOPTION OF THE CUMBERLAND BANCORP, INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 — AMENDMENT OF AMENDED AND RESTATED CHARTER
PROPOSAL 5 — OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANT INFORMATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT FOR 2002
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE GRAPH
SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
GENERAL

CUMBERLAND BANCORP, INCORPORATED
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Cumberland Bancorp, Incorporated:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Cumberland Bancorp, Incorporated (the “Company”) will be held on Thursday, May 15, 2003 at 5:00 p.m. (local time) at the Marriott Cool Springs Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067, for the following purposes:

     (1)  To elect five (5) Class I directors, to serve for three years and until their successors are duly elected and qualified and to elect one (1) Class II director to serve for one year and until his successor is duly elected and qualified;

     (2)  To consider and act upon a proposal to amend the Company’s 1998 Stock Option Plan;

     (3)  To consider and act upon a proposal to adopt the Company’s Employee Stock Purchase Plan;

     (4)  To consider and act upon a proposal to amend the Company’s Amended and Restated Charter to change the Company’s name to Civitas BankGroup, Inc.; and

     (5)  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on April 1, 2003 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

/s/ Tom E. Paschal

Tom E. Paschal, Executive Vice President and Secretary

April 25, 2003

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY CARD. ALTERNATIVELY, YOU CAN VOTE OVER THE TELEPHONE OR ON THE INTERNET, AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

CUMBERLAND BANCORP, INCORPORATED
FRANKLIN, TENNESSEE

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cumberland Bancorp, Incorporated (the “Company”) of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, May 15, 2003, at 5:00 p.m. (local time), at the Marriott Cool Springs Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067. This proxy material was first mailed to shareholders on or about April 25, 2003.

     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     If you are a registered shareholder you may vote by telephone, or electronically through the internet, by following the instructions included with your proxy card. If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     Only holders of record of the Company’s common stock, par value $0.50 per share (the “Common Stock”), at the close of business on April 1, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 15,396,426 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. Under the Company’s Bylaws, the proposed amendment to the Company’s 1998 Stock Option Plan (the “Stock Option Plan”), the adoption of the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”) and the proposed amendment to the Amended and Restated Charter (the “Charter Amendment”) must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote. As such, abstentions and “non-votes” will have the practical effect of a vote against these proposals. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 1, 2003 (unless otherwise noted), for:

•	each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s Named Executive Officers (as defined below); and

•	all of the Company’s directors and executive officers as a group.

     The number of shares held and the percentages of shares outstanding provided in the tables are based on 15,396,426 voting shares outstanding as of April 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares issuable upon exercise of options that are exercisable within sixty days of April 1, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

			Number of Shares
			Beneficially
			Owned as a
			Result of Options
			Currently
	Number of		Exercisable or
	Shares		Exercisable
	Beneficially		Within 60 Days of	Percentage of Shares
Name of Beneficial Owner(1)	Owned(2)		April 1, 2003	Outstanding

Directors and Nominees
Tom Brooks	367,538		5,500	2.42%
C.M. Gatton	1,000,000		0	6.50%
Ronald Gibson	17,416		0	0.11%
Frank Inman	306,314	(3)	3,300	2.01%
Paul Pratt, Sr.	100,000	(4)	0	0.65%
Tom Price	2,500		11,000	0.02%
Alex Richmond	156,200	(5)	3,300	1.04%
James Rout	142,380		0	0.92%
John Shepherd	483,283		3,300	3.16%
William Wallace	10,000		0	0.06%
John S. Wilder, Sr.	1,403,787	(6)	3,300	9.14%
Named Executive Officers
Richard Herrington(7)	250,400		0	1.63%
Danny Herron(7)	61,750		27,500	0.58%
Tom Paschal(7)	214,432	(8)	5,500	1.43%
Joel Porter(7)	1,790,710	(9)	3,300	11.65%
R. Todd Vanderpool(7)	6,000		10,000	0.10%
Michael W. Cook			9,000	0.06%
All executive officers and directors as a group (17 persons)	6,312,710		74,000	41.29%

(1)	The address for each of the directors, nominees and executive officers set forth in the table above is 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 86,794 shares held by Mr. Inman’s spouse.

(4)	Includes 8,598 shares held by Mr. Pratt’s spouse for which Mr. Pratt disclaims beneficial ownership.

(5)	Includes 69,180 shares held by Mr. Richmond’s spouse and 11,000 shares held by Mr. Richmond as custodian for his son.

(6)	Includes 791,992 shares held by Mr. Wilder’s spouse for which Mr. Wilder disclaims beneficial ownership.

(7)	The Named Executive Officer is also a director of the Company.

(8)	Includes 96,216 shares held by Mr. Paschal’s spouse for which Mr. Paschal disclaims beneficial ownership.

(9)	Includes 20,000 shares held by Mr. Porter’s wife for which Mr. Porter disclaims beneficial ownership.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the Board of Directors shall consist of not less than three (3) nor more than seventeen (17) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable. The Board of Directors has the authority under the Bylaws to establish the number of directors that shall constitute the Board within the range. Currently, the Board of Directors has set the number of members that shall make up the Board at 15 members. During 2002, four new members were added to the Board of Directors while one member, Paul Priddy, resigned. At December 31, 2002, the Company’s Board had fifteen members. The Board of Directors elected C.M. Gatton and Richard Herrington as Class I directors on November 21, 2002 and December 16, 2002, respectively, and William Wallace as a Class II director on May 23, 2002. In accordance with the Bylaws and the Amended and Restated Charter, Mr. Herrington and Mr. Gatton were nominated as Class I directors to be voted on at the Annual Meeting and, if elected, to serve for a three-year term ending in 2006 and upon the qualification and election of their successors. Mr. Wallace was nominated as a Class II director of the Company to be voted on at the Annual Meeting and, if elected, to serve for a one year term ending in 2004 and upon the qualification and election of his successor.

     Tom Brooks has notified the Board of Directors that he will retire from the Board of Directors effective as of the Annual Meeting at which time he will continue to participate in the capacity of a non-voting, emeritus member of the Board along with Herman W. Cox, Jr., the Company’s other emeritus director.

     The Nominating Committee has approved the nomination of and the Board of Directors has designated the following individuals as the nominees for the Class I directors, each of whom shall serve for a three-year term expiring at the 2006 annual meeting of shareholders and until such time as their successors are duly elected and qualified:

•	C.M. Gatton;

•	Ronald Gibson;

•	Richard Herrington;

•	Paul Pratt, Sr.; and

•	Tom Price.

     The Nominating Committee has approved the nomination of and the Board of Directors has designated William Wallace as a Class II director nominee of the Company to be voted on at the Annual Meeting and, if elected, to serve for a one year term ending in 2004 and upon the qualification and election of his successor.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed above. Each nominee has consented to be a candidate and to serve, if elected. With the exception of Mr. Price, all of the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.

Information Concerning Nominees

Class I Directors (Term to Expire at 2006 Annual Meeting of Shareholders)

     C.M. Gatton, age 70, has been a member of the Company’s Board of Directors since November 2002. Mr. Gatton has been active in the retail automobile business since 1959, and is presently the owner of 11 dealerships in Tennessee, Alabama and Texas, including Saturn of Cool Springs and Saturn of Rivergate in the Nashville area. He has twenty-eight years of banking experience having served on various bank boards of directors in the Commonwealth of Kentucky. Mr. Gatton served as Chairman of the Board of AREA Bancshares Corporation (“AREA”), a publicly-held bank holding company headquartered in Owensboro, Kentucky, prior to the acquisition of AREA by BB&T Corporation.

     Ronald Gibson, age 43, has served as President of The Murray Bank since June 1999 when the bank opened for business and he has served as a member of its board since that date. Mr. Gibson has served on the Company’s Board of Directors since September 1999. From 1992 to 1997, Mr. Gibson served as the Senior Lending Vice President for Peoples First National Bank and Trust. Mr. Gibson currently serves on the Murray-Calloway County Economic Development Board of Directors.

     Richard Herrington, age 55, was elected President and Chief Executive Officer of Cumberland Bancorp in December 2002. Mr. Herrington was the co-founder, president and chief executive officer of Franklin Financial Corporation from 1989 to December 2002. He is a graduate of Newberry College (South Carolina) and earned master degrees from Florida State University and Stonier Graduate School of Banking. Mr. Herrington has been a director of the Company since December 2002 and is a member of the Company’s Executive Committee.

     Paul Pratt, Sr. age 59, has been a member of the Company’s Board of Directors since March 2002. Mr. Pratt worked in sales and service with John Hancock, as an assistant sales manager for 9 years prior to his formation of Full Service Insurance, Inc. in 1975. Full Service Insurance is a property, casualty and financial services company and Mr. Pratt serves as its President. He is a past board member of the Chamber of Commerce of Williamson County and is currently a board member of the Williamson County Crime Stoppers. Mr. Pratt has served as a director of The Community Bank since January 1999.

     Tom Price, age 50, served initially on the advisory board of The Community Bank beginning in 1995 before being elected to the Board of Directors of The Community Bank in 1998. Mr. Price is the chief manager and majority owner of Price CPAs, PLLC, a public accounting firm in Nashville, Tennessee, a position he has held since 1988. Mr. Price is a certified public accountant and certified valuation analyst.

Class II Directors (Term to Expire at 2004 Annual Meeting of Shareholders)

     William Wallace, age 56, has been a member of the Company’s Board of Directors since May 2002. Mr. Wallace also serves as the Chairman of the Board for Insurors Bank of Tennessee. Mr. Wallace is president and a founding partner of Associated Insurors, an independent insurance agency in Knoxville, Tennessee a position he has held since 1985.

Continuing Directors

Class II Continuing Directors Until 2004 Annual Meeting

     Danny Herron, age 45, has served as President and Chief Executive Officer of The Community Bank since 1993. Mr. Herron has served as a director of The Community Bank since 1993, and as one of the Company’s directors since 1997. Mr. Herron has served as the Executive Vice President-Director of Public Relations and Marketing for the Company since January 2003. Mr. Herron currently serves on the Company’s Executive Committee.

     Alex Richmond, age 53, has served as a director on the Company’s Board of Directors since 1990. Mr. Richmond was a grocer for over thirty years having been a partner in several stores during his career. Mr. Richmond serves as president of Consolidated Investors, a small business investment firm, a position he has held since 1992. Mr. Richmond is also a partner in Richmond & Franklin, a real estate investment company. He has served as a director of Cumberland Bank since 1990. Mr. Richmond currently serves on the Company’s Audit Committee and its Compensation Committee.

     James Rout, age 60, served as the Mayor of Shelby County from 1994 to 2002. He was a four-term member of the Shelby County Board of Commissioners from 1978 to 1994. Mr. Rout currently serves as the president of Jack Morris Auto Glass, a position he has held since September 2002. Mr. Rout was a founder of Behavioral Health Group, a psychiatric case management service, and served as its president from 1988 to 1994. Prior to that, he worked in sales and management with Xerox for 10 years. He previously served as a bank board member with First Federal Bank from 1992 to 1995. Mr. Rout has served as a director of BankTennessee since July 1999 and as a Company director since April 2001. Mr. Rout serves as a director of SCB Computer Technology, Inc., a provider of information technology consulting, outsourcing and staffing services.

     R. Todd Vanderpool, age 46, has served as the President and Chief Operating Officer of BankTennessee since October 2001 and as the Executive Vice President-Senior Credit Officer of the Company since January 2003. He has been a member of the Company’s Board of Directors since November 2001. He also serves on the Company’s Executive Committee. Mr. Vanderpool has 23 years of banking experience. His most recent banking experience prior to joining BankTennessee includes serving three years as a Metropolitan Division Head with National Bank of Commerce and eleven years as president of two banks in the Deposit Guaranty system.

Class III Continuing Directors Until 2005 Annual Meeting

     Frank Inman, Jr., age 66, has served on the Company’s Board of Directors since 1986. Mr. Inman is Chairman of the Board of Directors of Inman Construction Corp., a general contractor, a position he has held since 1970. Mr. Inman has also served as a director of Cumberland Bank since 1986, as a director of The Community Bank since April 1999 and as a director of the Bank of Dyer since 2001. Mr. Inman currently serves on the Company’s Executive Committee, its Compensation Committee and its Nominating Committee.

     Tom Paschal, age 57, has served as the Company’s Executive Vice President-Director of Franchise Development since January 2003. From January 2002 to January 2003, he served as the Company’s Chief Operating Officer. He has been the Chairman of Cumberland Bank since 2001. Mr. Paschal served as the Chief Executive Officer of Cumberland Bank from 1986 to January 2002. He has also served as the Company’s Secretary since 1991. Mr. Paschal has served as a director of Cumberland Bank since 1977, a director of Cumberland Finance since 1995, a director of CBC Financial Services since 1995, a director of The Community Bank since 1999, a director of Insurors Bank of Tennessee since 2000 and as one of the Company’s directors since 1986. Mr. Paschal currently serves on the Company’s Executive Committee.

     Joel Porter, age 62, served as the Company’s President from its formation to December 2002, although he did not devote his full time to that position and was not compensated for his services as President. Mr. Porter is a named partner of the law firm of Burch, Porter & Johnson, PLLC, located in Memphis, where he has practiced since 1964. Mr. Porter is also the president of two finance and investment firms, Porter Development and Porter Investment. Mr. Porter has served as a member of the Company’s Board of Directors since 1986 and currently serves on the Company’s Executive Committee and its Nominating Committee. He has also served as a director and board chairman of BankTennessee since 1992, a director of Cumberland Bank since 1986, a director of The Community Bank since 1993, and a director of The Murray Bank since June 1999.

     John S. Shepherd, age 65, has been a member of the Company’s Board of Directors since July 1997. Since 1993, Mr. Shepherd has been self-employed, engaged principally in investing and as a merchant in Collierville, Tennessee. Mr. Shepherd has been a member of the Memphis/Shelby County Board of Adjustment since 1972 and its chairman since 1996. Mr. Shepherd has served as a director of BankTennessee since 1992 and The Murray Bank since June 1999. Mr. Shepherd currently serves on the Company’s Compensation Committee.

     John S. Wilder, Sr., age 81, has served as a member of the Company’s Board of Directors since 1986 and is currently its Chairman of the Board. He also currently serves on the Company’s Executive Committee and its Nominating Committee. Mr. Wilder has served as the Lieutenant Governor of the State of Tennessee since 1971, and is the longest sitting Lieutenant Governor of any state in United States’ history. Mr. Wilder also serves as a director of Cumberland Bank, The Community Bank, The Murray Bank and of BankTennessee. Mr. Wilder is also a partner of Longtown Farms, a farming business in Mason, Tennessee, and a Vice President and part owner of Longtown Supply, Inc., a service station and farming supply business in Mason, Tennessee.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company’s Board of Directors and the Boards of Directors of the Company’s banks operate through several standing committees. Below is a description of each relevant committee indicating members of each committee and the number of meetings held by the committee in 2002.

     Executive Committee. The Company’s Executive Committee is charged with the review of corporate matters presented, or to be presented, to the Company’s Board of Directors, making recommendations to the Board of Directors on policy matters and making executive decisions on matters that do not require a meeting of the full Board of Directors. Review of expansion possibilities and corporate opportunities as well as oversight of general corporate governance matters are the chief functions of the Company’s Executive Committee. The Executive Committee held six meetings during 2002. Richard Herrington, R. Todd Vanderpool, Frank Inman, Danny Herron, Tom Paschal, Joel Porter and John S. Wilder currently serve as members of the Executive Committee.

     Audit Committee of Company. The Audit Committee reviews annual and interim reports of the Company’s independent auditors and reviews the Company’s accounting practices and procedures, as well as the scope of the Company’s audit. Additionally, the committee is responsible for the appointment of the Company’s independent auditors. The Audit Committee operates pursuant to the terms of a Restated Charter which was adopted by the Board of Directors on March 20, 2003 (the “Restated Audit Committee Charter”). A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A. Dr. Eugene Smith, Tom Price, Larry Wilkerson and Alex Richmond currently serve as Audit Committee members. Mr. Richmond is a member of the Company’s Board of Directors and is independent as defined by the current National Association of Securities Dealers’ listing standards. The other three members of the Audit Committee, Dr. Eugene Smith, Larry Wilkerson and Tom Price, are not members of the Company’s Board of Directors but would be considered independent as defined by the current National Association of Securities Dealers’ listing standards if they were members of the Company’s Board of Directors. The Audit Committee held three meetings during the year ended December 31, 2002.

     The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company’s officers, reviewing and approving officers’ compensation, formulating bonuses for the Company’s management and administering the Stock Option Plan. Messrs. Shepherd, Inman, Price and Richmond comprise the Compensation Committee, which met five times during the fiscal year ended December 31, 2002.

     The Board of Directors has established a Nominating Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors and periodically evaluating the performance of the Board of Directors. Messrs. Porter, Inman and Wilder comprise the Nominating Committee which met one time during the fiscal year ended December 31, 2002.

     The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Bylaws. Shareholder recommendations for nominees must include biographical information about both the proposed nominee and the shareholder making the recommendation as well as the proposed nominee’s written consent to nomination. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the date of the proxy statement relating to the prior year’s annual meeting.

     During the fiscal year ended December 31, 2002, the board of directors of the Company held six (6) meetings. All incumbent directors attended more than 90% of the aggregate number of meetings of the Company’s board of directors and the committees on which such member served with the exception of Messrs. Wallace, Gatton and Herrington who were appointed to the Board of Directors in May, November and December 2002, respectively. Each of Messrs. Wallace, Gatton and Herrington attended 100% of the meetings of the Board of Directors and the committees on which he served that were held in 2002 following his appointment to the Board of Directors.

Directors’ Compensation

     All of the Company’s directors receive a director fee of $700 for each board meeting attended. In addition, each Executive Committee member receives $700 for each committee meeting attended and each Audit Committee member, other than Dr. Smith, receives $500 for each meeting attended. Dr. Smith receives $500 per month for his service on the Company’s Audit Committee. Members of the Board of Directors’ other committees do not receive any compensation for service on a particular committee. Persons serving as directors for any of the Company’s banks, who are not also employees of that bank, receive additional compensation for each bank board and committee meeting attended. In addition, each person who serves as chairman of a bank board of directors, committee, or the Company’s board receives twice the compensation of other members for each meeting attended. Directors are reimbursed for their expenses incurred in connection with their activities as the Company’s directors. In addition, the Company has in the past, and may in the future, grant options to members of the Company’s Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

     The Board of Directors recommends a vote FOR each of the nominees listed.

PROPOSAL 2 — AMENDMENT OF THE 1998 STOCK OPTION PLAN

     The Company’s Stock Option Plan was originally adopted by the Company’s shareholders on April 27, 2000. The Stock Option Plan initially authorized 500,000 shares of Common Stock for issuance, which number of shares was subsequently increased to 1,100,000 as a result of a 10% stock dividend paid on March 26, 1999 and a two-for-one stock split in the form of a stock dividend paid on April 22, 2001. At April 1, 2003, there were 81,470 shares of Common Stock available for issuance under the Stock Option Plan.

Increase in Authorized Shares and Section 162(m) Maximum

     At its March 20, 2003 meeting, the Board of Directors reviewed the Stock Option Plan and the lack of available shares thereunder and determined that the Stock Option Plan required additional shares to provide the flexibility with respect to stock-based compensation that the Board of Directors decided was necessary to establish appropriate long-term incentives to achieve Company objectives. The Board of Directors also determined that the limit on the number of options that can be granted to an officer whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) should be increased. The current limit provides that the Company shall not grant an option to such a person covering greater than 10,000 shares of Common Stock in any fiscal year. The Board of Directors believes that it is advisable to increase the 10,000 share limit to 100,000 shares in order to provide greater flexibility to compensate its senior executive officers with equity compensation at levels designed to align the interests of the senior executive with those of the Company’s shareholders.

     The Board of Directors believes that a key element of officer and key employee compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of an equity interest in the Company by officers and key employees, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to implement long-range goals and expansion plans through stock-based compensation strategies which will attract and retain those employees who are important to the long-term success of the Company, the Board of Directors proposed the adoption, subject to shareholder approval, of an amendment of the Stock Option Plan to increase the number of hares of Common Stock authorized for issuance thereunder by 900,000 shares and to increase the Section 162(m) Maximum (as defined in the Stock Option Plan) to 100,000 shares. The Board of Directors believes that the approval of the amendment to the Stock Option Plan (the “Stock Option Plan Amendment”) is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives.

Approval of Option Grant to Richard Herrington

     On December 31, 2002, the Board of Directors approved the grant, subject to shareholder approval of the Stock Option Plan Amendment, of a stock option covering 62,000 shares of Common Stock to Richard Herrington, the Company’s President and Chief Executive Officer. Because Mr. Herrington is an officer whose compensation may be subject to Section 162(m) of the Code, any option granted to him would be subject to the Section 162(m) Maximum. As such, the option granted to Mr. Herrington is subject to shareholder approval of the Option Plan Amendment. If the Option Plan Amendment is not approved by the Company’s shareholders, Mr. Herrington’s option award will be reduced from 62,000 to 10,000 shares.

Summary of the Stock Option Plan Amendment

     The Stock Option Plan Amendment increases the number of shares of Common Stock which may be issued upon the exercise of options by 900,000 shares, or 5.85% of the 15,396,426 shares of Common Stock outstanding on April 1, 2003. As amended, the Stock Option Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

     A copy of the Stock Option Plan Amendment is attached as Appendix B to this Proxy Statement. If approved by shareholders, this amendment will become effective on May 15, 2003.

Summary of Material Provisions of the Stock Option Plan

     The following is a summary of the material provisions of the Stock Option Plan, as proposed to be amended.

     Shares. The Stock Option Plan will be amended to authorize an additional 900,000 shares of Common Stock, approximately 5.85% of the Common Stock outstanding as of April 1, 2003. These shares, in addition to the 81,470 shares currently authorized for issuance under the Stock Option Plan provide an aggregate of 981,470 shares or 6.37% of the Common Stock outstanding on April 1, 2003. Shares awarded under the Stock Option Plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the Stock Option Plan cease to be subject to such option, or if shares awarded under the Stock Option Plan are forfeited, or otherwise terminate without payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the Stock Option Plan.

     Participation. Awards under the Stock Option Plan may be made to officers, directors and other key employees of the Company and its subsidiaries and affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates. The approximate number of officers, directors and key employees eligible for awards under the Stock Option Plan is 400.

     Administration. A committee of the Company’s Board of Directors (the “Option Plan Committee”) officially administers the Stock Option Plan, subject to final approval of awards by the Company’s Board of Directors. The Option Plan Committee must consist of at least two directors that are both “Non-Employee Directors” as defined pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”) under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “Outside Directors” as defined by the regulations promulgated under Section 162(m) of the Code. The members of the Option Plan

Committee serve at the discretion of the Board of Directors, which may remove these members at any time. The Company’s Board of Directors fills vacancies on the Option Plan Committee as well. Currently, the Company’s Compensation Committee serves as the Option Plan Committee.

     Types of Awards and Terms. The only awards that may be granted under the Stock Option Plan are stock options. The Option Plan Committee, subject to ratification by the Board of Directors, is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Option Plan Committee may specify the terms of such grants subject to the terms of the Stock Option Plan. The exercise price per share subject to an option is determined by the Option Plan Committee or the Board of Directors, but may not be less than the fair market value of a share of Common Stock on the date of the grant in the case of incentive stock options or fifty percent (50%) of the fair market value of a share of Common Stock on the date of grant in the case of a non-qualified stock option.

     The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Option Plan Committee, except that no option may vest prior to the first anniversary of the grant date and no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

     Exercise. Stock options may be exercised in whole or in part at any time during the option period by giving written notice to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by check, note, or such other instrument as the Option Plan Committee may accept, by submission of a duly executed subscription agreement and by payment of all amounts the Company is required to withhold by law for tax obligations. In some instances the Option Plan Committee may award the participant a cash bonus in an amount necessary to cover any income tax obligations incurred by the participant as a result of the exercise of the option.

     Effect of Termination of Employment on Options. Upon termination of an option holder’s employment for cause, such employee’s stock options will terminate. If employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement unless the option is an incentive stock option in which case the period in which to exercise the option will be the shorter of three months following the termination or the expiration of the term. Upon death of an employee, stock options will be exercisable by the deceased employee’s representative within the lesser of the remainder of the option period or one year from the date of the employee’s death. Unless otherwise determined by the Option Plan Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.

     Change in Control. In the event of a Change in Control (as defined in the Stock Option Plan) or upon a determination by the Option Plan Committee and the Board of Directors following a Potential Change in Control (as defined in the Plan) all outstanding options not then exercisable and vested shall become fully vested and exercisable and, unless otherwise determined by the Option Plan Committee or the Board of Directors, shall be cashed out on the basis of the Change in Control Price. For purposes of the Stock Option Plan, the Change in Control Price shall be the highest price per share paid in any transaction reported on the Nasdaq Stock Market or such other exchange or market that is the principal trading market for the Common Stock, or paid or offered to be paid in any bona fide transaction relating to a Potential or actual Change in Control of the Company, at any time during the immediately preceding 60 day period as determined by the Option Plan Committee and the Board of Directors. However, in the case of incentive stock options, such price shall be based only on transactions reported for the date on which the optionee exercises such option or, where applicable, the date on which a cash out occurs.

     Amendment. The Board of Directors may at any time amend, alter or discontinue the Stock Option Plan, except that shareholder approval is required to (i) increase the number of shares available for issuance under the Stock Option Plan; (ii) change any provisions governing incentive stock options other than those that are required to be changed by the Code; or (iii) make any change for which applicable legal or regulatory authorities, including the regulatory agency of any exchange or market on which the Common Stock is trading, would require shareholder approval. The Option Plan Committee, subject to Board ratification, may amend the terms of any stock option that has already been granted but no such amendment shall impair the rights of a holder without that holder’s consent. The Option Plan Committee may also substitute new stock options for previously granted stock options, including previously granted stock options having a higher exercise price.

     Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to options granted under the Stock Option Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or a non-qualified stock option. Generally, a participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the shares of Common Stock acquired upon the exercise of the incentive stock option), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Stock Option Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Stock Option Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Stock Option Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Award Grants Under the Plan

     Because awards under the Stock Option Plan are at the discretion of the Option Plan Committee and the Board of Directors, the benefits that will be awarded under the Stock Option Plan are not currently determinable. As of April 1, 2003, the market value of a share of Common Stock based on the closing price for such stock on the over-the counter-bulletin board on that date was $6.25.

Conclusion and Recommendation

     The Board of Directors believes it is in the best interest of the Company and its shareholders to adopt the Stock Option Plan Amendment to help attract and retain key persons of outstanding competence and to further identify their interests with those of the Company’s shareholders generally.

     The Stock Option Plan Amendment will be approved if it receives affirmative votes from a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the Stock Option Plan Amendment.

     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2002:

Number of Shares
Remaining Available
for Future Issuance
	Number of Shares to		Under Equity
	be Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in First
Plan Category	and Warrants	and Warrants	Column)

Equity compensation plans approved by shareholders	775,840	$3.49	81,470
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	775,840	$3.49	81,470

PROPOSAL 3 — ADOPTION OF THE CUMBERLAND BANCORP, INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN

Background and Purpose

     The Company believes in providing its employees with an opportunity to invest in Common Stock. In this regard, on March 20, 2003, the Board of Directors adopted, subject to shareholder approval, the Cumberland Bancorp, Incorporated Employee Stock Purchase Plan (the “Stock Purchase Plan”).

     If shareholder approval of the Stock Purchase Plan is received at the Annual Meeting, the number of shares which may be issued under the Stock Purchase Plan will initially be 250,000, which number of shares may be adjusted for certain changes in capitalization of the Company, including, but not limited to, stock splits, reorganizations, recapitalizations and stock dividends.

     The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of Common Stock at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to provide an opportunity for eligible employees to become shareholders. The Board of Directors believes that broad-based employee participation in the ownership of Common Stock will help achieve the unity of purpose conducive to the growth of the Company that comes from equity ownership by the Company’s employees.

Summary of Material Provisions of the Stock Purchase Plan

     The following is a brief summary of the principal features of the Stock Purchase Plan, which is qualified in its entirety by reference to the Stock Purchase Plan itself, a copy of which is attached hereto as Appendix C and incorporated by reference herein.

     Participation, Awards Under the Stock Purchase Plan. Pursuant to the Stock Purchase Plan, all employees of the Company or any of its subsidiaries are eligible to participate in the Stock Purchase Plan except those employees (i) whose customary employment is twenty (20) hours per week or less; or (ii) whose customary employment is for not more than five (5) months in any calendar year. Also, any employee who owns more than five percent (5%) of the Common Stock is not eligible to participate in the Stock Purchase Plan. The approximate number of employees eligible to participate in the Stock Purchase Plan is 350.

     Participating in the Stock Purchase Plan is voluntary, and eligible employees may enroll by specifying the amount of compensation to be deducted during each payroll period for the purchase of shares of Common Stock. The Stock Purchase Plan will operate on the basis of successive periods of three (3) months (i) commencing on July 1 and ending on September 30; (ii) commencing on October 1 and ending on December 31; (iii) commencing on January 1 and ending on March 31; and (iv) commencing on April 1 and ending on June 30. Each of these three month periods are hereafter referred to as an “Option Period”.

     Under the terms of the Stock Purchase Plan, each eligible employee may elect to deduct from his or her compensation, not less than $150.00 and up to 15% of their base pay for each Option Period. The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the Stock Purchase Plan). On the Exercise Date, which is the last trading date of each Option Period, the amount deducted from each participant’s salary over the course of the Option Period will be used to purchase shares of Common Stock at a purchase price (the “Exercise Price”) equal to the lesser of (i) 85% of the closing market price of the shares of Common Stock on the Exercise Date; or (ii) 85% of the closing market price of the Common Stock on the Grant Date (the first trading date of each Option Period). On each Exercise Date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions. If the total number of shares of Common Stock to be purchased by all participants on an Exercise Date exceeds the number of shares of Common Stock remaining authorized for issuance under the Stock Purchase Plan, a pro-rata allocation of the shares of Common Stock available for issuance will be made among the electing participants in proportion to their respective Contribution Account balances on the Exercise Date.

     Options granted under the Stock Purchase Plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of Common Stock which may be purchased by any participant on an Exercise Date shall be 1,750 shares; (ii) no participant is allowed to purchase, during any calendar year, stock under the Stock Purchase Plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the Common Stock of the Company; and (iv) no participant may assign, transfer or otherwise alienate any options granted to him, except by will or the laws of descent and distribution, and such option must be exercised during the participant’s lifetime only by him.

     To be eligible for or to change the amount of withholding for an Option Period, a participant must have completed an enrollment form specifying the amount to be withheld at least 30 days prior to the commencement of an Option Period. A participant may at any time, in writing, elect to withdraw from the Stock Purchase Plan and to have his or her contributions returned, provided that the withdrawal request is made not later than 10 days prior to the Exercise Date for a particular Option Period. If a participant fails to timely notify the Company of his or her intent to withdraw, the participant’s contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.

     Upon termination of employment as a result of death, disability or retirement (at or after age 65) during an Option Period, no further contributions will be made to a participant’s Contribution Account. In such an event, the participant or his or her legal representative may elect to withdraw the balance of the participant’s Contribution Account; provided, however, that any withdrawal must be made not later than 10 days prior to the Exercise Date for a particular Option Period. If no such request is timely made, the balance will be used to purchase shares of Common Stock on the succeeding Exercise Date. In the event of a termination of a participant’s employment for a reason other than death, disability or retirement during an Option Period, no further contributions will be made and the remaining balance will be paid in cash to the former employee.

     Amendment and Termination. The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options to purchase stock outstanding at the termination date shall become null and void and the balance in each participant’s Contribution Account shall be paid to that participant. Without the approval of the shareholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).

     Number of Shares Reserved Under Stock Purchase Plan. The Company has reserved, subject to shareholder approval, 250,000 shares of Common Stock for issuance under the Stock Purchase Plan. The aggregate number of shares of Common Stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded.

     Rights as a Shareholder. At the time funds are used to purchase Common Stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued.

     Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Common Stock purchased under the Stock Purchase Plan during any Option Period by notice to all participants of the nature of such restrictions given in advance of the commencement date of such Option Period. The restrictions may prevent the sale, transfer, or other disposition of any shares of Common Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment). If a participant requests the issuance of a stock certificate for shares restricted pursuant to the Stock Purchase Plan, the certificate will contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions determined by the Plan Administrator shall be applicable equally to all shares of Common Stock purchased during the Option Period for which the restrictions are first applicable and to all shares of Common Stock purchased during subsequent Option Periods until such restrictions lapse or are eliminated by the Plan Administrator.

     Certain Federal Income Tax Consequences. The following is a brief summary of certain U. S. federal income tax aspects of options awarded under the Stock Purchase Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Stock Purchase Plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the Stock Purchase Plan.

     The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally do not immediately recognize income for federal income tax purposes on the amount of the initial discount when shares of Common Stock are purchased. If the recipient of Common Stock under the Stock Purchase Plan disposes of shares before the end of the holding period (two years after the Grant Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the Common Stock on the Exercise Date. The excess (if any) of the amount received upon disposition over the market value on the Exercise Date will be taxed as a capital gain. If a disposition occurs after the expiration of the holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of (i) the original discount on the shares of Common Stock assuming the shares had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Exercise Date. The difference between the amount received upon disposition and the tax basis (i. e., purchase price plus amount taxed as ordinary income) will be treated as a capital gain or a capital loss for tax purposes, as the case may be. The Company generally will not be entitled to a tax deduction for compensation expense of the original sales to participants, but may be entitled to a deduction if a participant disposes of Common Stock received under the Stock Purchase Plan prior to the expiration of the applicable holding period.

Conclusion and Recommendation

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the Stock Purchase Plan to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company’s shareholders generally.

     The proposal to adopt the Stock Purchase Plan will be adopted if it receives affirmative votes from a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends that you vote FOR the approval of the adoption of the Stock Purchase Plan.

PROPOSAL 4 — AMENDMENT OF AMENDED AND RESTATED CHARTER

Proposed Amendment

     The Company’s Board of Directors has adopted, and is recommending to the shareholders for their approval at the Annual Meeting, an amendment to the Company’s Amended and Restated Charter to change the corporate name in the form of Appendix D, attached hereto. The Charter Amendment would result in the change of the Company’s name from Cumberland Bancorp, Incorporated to Civitas BankGroup, Inc.

     In the judgment of the Board of Directors, after consultation with its advisors, the change of corporate name is desirable for the following reasons:

•	The name Cumberland does not carry the significance it carries in the middle Tennessee area in the Company’s other market areas;

•	There is confusion in the marketplace between Cumberland Bank and Cumberland Bancorp;

•	The name change brings a new energy and excitement to the Company designed to coincide with the Company’s organizational changes and future plans and allows the Company to create a new brand identity in connection with these changes both within the Company’s existing market areas and outside of the areas historically served by the Company’s bank subsidiaries; and

•	The name Civitas means “community” in Latin, a concept that is consistent with the Company’s corporate philosophy on banking.

     In the proposed name change is adopted, it is the intent of the Company to use the trade name Civitas BankGroup in its communications with shareholders and the investment community.

     If the Charter Amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

Approval by Shareholders

     Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. If approved by the shareholders, the Charter Amendment will become effective upon filing with the Secretary of State of the State of Tennessee Articles of Amendment to the Company’s Amended and Restated Charter, which filing is expected to take place shortly after the Annual Meeting.

     The Board of Directors believes that the proposal to amend the Company’s Amended and Restated Charter to change the corporate name is in the best interest of the Company and recommends a vote FOR approval of the proposal.

PROPOSAL 5 — OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

INDEPENDENT PUBLIC ACCOUNTANT INFORMATION

     Crowe, Chizek and Company, LLP served as the Company’s independent public accountants for the fiscal year ended December 31, 2002. On April 1, 2002 Heathcott & Mullaly, P.C., the Company’s independent public accounts since 1997, merged with Crowe, Chizek and Company, LLP. The Audit Committee has appointed Crowe, Chizek and Company, LLP as the Company’s independent public accountants for 2003. It is anticipated that representatives of Crowe, Chizek and Company, LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they so desire.

Audit Fees

     The aggregate audit fees billed or to be billed to the Company by Crowe, Chizek and Company, LLP for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q in 2002 totaled $133,000.

Financial Information Systems Design and Implementation Fees

     Crowe, Chizek and Company, LLP provided no professional services to the Company regarding financial information systems design and implementation during 2002.

All Other Fees

     The aggregate fees billed or to be billed to the Company by Crowe, Chizek and Company, LLP for all other services rendered to the Company in 2002, including tax related services, and the audit of the Company’s 401(k) plan, but excluding audit fees and financial information systems design and implementation fees, totaled $52,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth summary information concerning the compensation the Company paid for services rendered to it during 2000, 2001 and 2002 by its President and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at the end of 2002 and whose salaries and bonus were in excess of $100,000 in 2002 (the “Named Executive Officers”). On December 16, 2002, Richard Herrington became the Company’s President and Chief Executive Officer. Prior to that time, the Company did not have a Chief Executive Officer. Joel Porter served as the Company’s President prior to Mr. Herrington’s employment as President and Chief Executive Officer and was considered the Company’s principal executive officer. Mr. Porter received no compensation as President in 2002 and received compensation only for his service as a director or committee member.

				Long-Term
				Compensation
				Awards

				Number of
	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options	Compensation(2)

Richard Herrington,	2002	$8,333	$0	62,500	$0
President and Chief Executive Officer of the
Company(3)

Tom Paschal,	2002	$170,000	$9,148	2,500	$15,085
Executive Vice President	2001	170,000	8,844	—	31,420
and Secretary of the Company and	2000	150,000	0	—	37,450
Chairman of Cumberland Bank

Danny Herron,	2002	$142,500	$6,703	2,500	$6,551
Executive Vice President of	2001	130,000	6,500	—	19,993
the Company and President and Chief	2000	110,217	14,000	—	17,500
Executive Officer of The Community Bank

R. Todd Vanderpool,	2002	$135,000	$203	2,500	$2,078
Executive Vice President of the Company	2001	48,644	0	30,000	0
and President of BankTennessee(4)

Michael W. Cook,	2002	$120,000	$5,179	2,500	$5,195
President of Cumberland Bank	2001	115,000	12,492	—	0
	2000	105,000	15,000	15,000	0

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.

(2)	Represents Company matching contributions to the Company’s 401(k) plan, the amount of premiums paid for term life insurance, and director fees as set forth in the following table:

		Term Life
	401(K) Plan	Insurance	Director Fees

Richard Herrington	$0	$0	$700
Tom Paschal	5,365	4,720	8,400
Danny Herron	4,509	2,042	8,400
R. Todd Vanderpool	2,078	0	8,400
Michael W. Cook	3,645	1,550	0

(3)	Mr. Herrington was hired on December 16, 2002.

(4)	Mr. Vanderpool was hired on October 15, 2001.

Option Grants During 2002

     The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 2002. No stock appreciation rights (“SARs”) have been granted by the Company.

Option Grants in Last Fiscal Year

	Individual Grants

			Percent of
			Total				Potential Realizable Value
	Number of		Options				at Assumed Annual Rates
	Securities		Granted to		Market Price		of Stock Price Appreciation
	Underlying		Employees	Exercise	on		For Option Term
	Options		in Fiscal	Price	Date of Grant	Expiration
Name	Granted (#)(1)		2002(%)	($/Share)	($)	Date	0%($)	5%($)	10%($)

Richard Herrington	62,500	(2)	51.7%	$4.00	$5.30	12/31/12	$81,250	$289,571	$609,177
Tom Paschal	2,500	(2)	2.1%	4.00	5.30	12/31/12	3,250	11,582	24,367
Danny Herron	2,500	(2)	2.1%	4.00	5.30	12/31/12	3,250	11,582	24,367
R. Todd Vanderpool	2,500	(2)	2.1%	4.00	5.30	12/31/12	3,250	11,582	24,367
Michael W. Cook	2,500	(2)	2.1%	4.00	5.30	12/31/12	3,250	11,582	24,367

(1)	The options were granted to the Named Executive Officers on December 31, 2002 pursuant to the Stock Opton Plan.

(2)	The options vest 25% per year beginning with the first anniversary of the date of grant. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

Aggregate Option Exercises During 2002 and Fiscal Year End Option Values

     The following table provides information related to options exercised by the Named Executive Officers during the 2002 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock appreciation rights or warrants to its executive officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options (#)(1)		Fiscal Year End ($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard Herrington(3)	—	—	0	62,500	$0	$81,250
Joel Porter	22,000	$24,750	3,300	0	8,498	0
Tom Paschal	13,200	14,850	5,500	2,500	14,163	3,250
Danny Herron(3)	—	—	27,500	2,500	70,813	3,250
R. Todd Vanderpool(3)	—	—	10,000	22,500	11,800	26,850
Michael W. Cook(3)	—	—	9,000	8,500	0	3,250

(1)	Share amounts and option exercise prices have been adjusted to reflect the 2 for 1 stock split paid on April 22, 2001.

(2)	The closing price for the common stock as of December 31, 2002 was $5.30. Value is calculated on the basis of the difference between the option exercise price and $5.30 multiplied by the number of shares of Common Stock underlying the option.

(3)	The Named Executive Officer did not exercise any stock options during 2002.

Employment Contracts, Termination of Employment and Change in Control Arrangements

     None of the Company’s Named Executive Officers has any employment agreement or severance agreement with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Mr. Porter, who served as the Company’s president and principal executive officer prior to the hiring of Mr. Herrington on December 16, 2002 receives no compensation other than as a director and for his services as a member of the Company’s or subsidiary banks’ committees on which he serves. Decisions with respect to compensation of the Company’s and each of the Banks’ executive officers, including Mr. Porter and the other Named Executive Officers, for fiscal 2002 were made by the board of directors of each of the Banks. Compensation of executive officers consists of a base salary, an annual bonus, matching contributions under the Company’s 401(k) plan, and payments for term life insurance (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the subsidiary banks or the Company).

     The overarching policy of each of the boards of directors in determining executive compensation is to attract and retain the highest quality talent to lead the subsidiary banks and the Company and to reward key executives based upon their individual performance and the performance of the subsidiary banks and the Company. Each of the boards of directors believes that providing incentives to, and rewarding the performance of, officers enhances the profitability of the subsidiary banks and the Company.

     In recommending the 2002 base salary of each subsidiary bank’s president and the other Named Executive Officers, the Company and each of the boards of directors reviewed the 2001 financial performance of each bank compared to past performance. Each bank president’s salary was tied to the specific performance of his bank during 2001.

     Executive officers were eligible for, and received, a cash bonus as determined by the board of directors based upon the Company and each bank’s overall financial performance. No specific quantitative performance measure (of the Company, and of the banks or any individual) was used to determine the amount of bonus awarded. Instead, bonuses for executive officers were given in a manner similar to the bonuses granted to all full-time employees of the banks or the Company, with the amount awarded being most closely tied to the employee’s monthly salary.

John Shepherd, Chairman Frank Inman, Jr.	Tom Price Alex Richmond

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2002

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence. The audit committee determined this issue in the affirmative.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Dr. Eugene Smith, Chairman Tom Price	Alex Richmond Larry Wilkerson

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, the Compensation Committee of the Board of Directors was composed of Messrs. Shepherd, Inman, Price and Richmond. None of these persons has at any time been an officer of or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some directors and principal officers of the Company and its banks at present, as in the past, are customers of the banks and have had and expect to have loan transactions with the banks in the ordinary course of business. In addition, some of the directors and officers of the Company and its banks are at present, as in the past, affiliated with businesses which are customers of the banks and which have had and expect to have loan transactions with the banks in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the board of directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2002, the outstanding principal amount of indebtedness of these loans, including amounts available under lines of credit to the Company’s affiliates, aggregated approximately $3,922,000.

     On December 2, 2002, the Company concluded a private placement of its Common Stock to certain accredited investors pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended. In the private placement, the Company received approximately $5.4 million from the subscription of 1,342,710 shares of its Common Stock at $4.00 per share. Directors, nominees and Named Executive Officers purchased the following shares issued in connection with the private placement:

	Number of	Aggregate price
	Shares purchased	of shares acquired
Name	in Private Placement	at $4 per share

Directors and Nominees:

Tom Brooks	2,500	$10,000
C. M. Gatton	1,000,000	4,000,000
Ronald Gibson	750	3,000
Frank Inman	1,000	4,000
Paul Pratt, Sr.	13,710	54,840
Paul Priddy	—	—
Tom Price	—	—
Alex Richmond	—	—
James Rout	—	10,000
John Shepherd	2,500	24,000
William Wallace	6,000	200,000
John S. Wilder, Sr.	50,000

Named Executive Officer:

Richard Herrington	250,000	1,000.000
Danny Herron	1,250	5,000
Tom Paschal	—	—
Joel Porter	6,000	24,000
R. Todd Vanderpool	4,000	16,000
Michael W. Cook	—	—

Totals	1,337,710	$5,350,840

     We have employed Mr. Joel Porter’s law firm, Burch, Porter & Johnson, PLLC, from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by Burch Porter, and account for significantly less than one percent (1%) of the law firm’s 2002 gross revenue.

     We believe that the above transactions were made on terms as favorable to us as we would have received from unaffiliated third parties.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the unaudited total return on the Company’s Common Stock against the cumulative total return of the NASDAQ Index and the SNL Securities $500,000,000 to $1,000,000,000 bank index between October 14, 1999 (inception) and December 31, 2002. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at October 14, 1999 and that all dividends were reinvested.

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CUMBERLAND BANCORP, INCORPORATED

Total Return Performance

	Period Ending

	10/14/99	12/31/99	12/31/00	12/31/01	12/31/02

Cumberland Bancorp, Incorporated	100.00	100.00	84.85	54.55	85.66
NASDAQ - Total US*	100.00	144.82	87.18	69.17	47.81
SNL $500M-$1B Bank Index	100.00	96.30	92.18	119.58	152.67

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

     Shareholders intending to submit proposals for presentation at the 2004 annual meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Anna McNiell, Cumberland Bancorp, Incorporated, 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067. Proposals must be in writing and must be received by the Company prior to December 15, 2003 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2003 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

     If a shareholder wants to bring business before the 2004 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, the Company’s bylaws require that the shareholder comply with Regulation 14A of the Securities Exchange Act and have given written notice to the Company not later than December 15, 2003. If the date of the 2004 annual meeting has been changed by more than thirty (30) days from May 15, 2004, then in order to be timely a shareholder’s notice must be received by the Company not less than one hundred and twenty (120) days from the date of the 2004 annual meeting or the tenth day following the date on which public announcement of the 2004 annual meeting is first made. Notice should be sent to Ms. McNiell at the address above.

GENERAL

     The Company’s 2002 Annual Report is mailed herewith. A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2002 has been included with the 2002 Annual Report. An additional copy is available for shareholders, without charge, by writing to Anna McNeill, Cumberland Bancorp, Incorporated, 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067, telephone number (615) 383-4758.

By order of the Board of Directors,

/s/ Tom Paschal

Tom Paschal Secretary

Franklin, Tennessee
April 25, 2003

Appendix A

RESTATED
AUDIT COMMITTEE CHARTER
of the Audit Committee
of Cumberland Bancorp, Incorporated

     This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Cumberland Bancorp, Incorporated (the “Company”) on March 20, 2003.

I. Purpose

     The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

     In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

     Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

     Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

     The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, professional certification in accounting or past employment experience in finance or accounting. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule l0A-3(b)(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

     The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

     The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

     All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

     The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Powers and Responsibilities

     Interaction with the Independent Auditor

     1.     Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

     2.     Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall preapprove the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

     3.     Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the

Committee, may impact the objectivity and independence of the independent auditor. The Committee shall satisfy itself of the auditor’s independence.

(ii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iii) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

     Annual Financial Statements and Annual Audit

     4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

     5.     Separate Meetings with the Independent Auditor.

(i) The Committee shall obtain from the independent auditor assurances that procedures required under Section 10A of the Exchange Act have been complied with.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

     6.     Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Financial Statements

     7.     Quarterly Financial Statement Review. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

     Internal Audit

     8.     Appointment. The Committee shall review the appointment and replacement of the internal auditor.

     9.     Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

     Other Powers and Responsibilities

     10.     The Committee shall review all related party transactions required to be disclosed in the Company’s proxy statement on an ongoing basis and all such transactions must be approved by the Committee.

     11.     The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

     12.     The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

     13.     The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

     14.     The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

     15.     The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

     16.     The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B

FIRST AMENDMENT TO CUMBERLAND BANCORP, INCORPORATED
1998 STOCK OPTION PLAN

     Section 3(a) of the Cumberland Bancorp, Incorporated 1998 Stock Option Plan is hereby amended, effective May 15, 2003, subject to the approval of the Cumberland Bancorp, Incorporated shareholders at the 2003 Annual Meeting of Shareholders, as follows:

     1.     By deleting Section 3(a) in its entirely and substituting therefor the following:

“The aggregate number of shares of Common Stock that may be issued under the Plan shall be 2,000,000 shares. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Corporation or other person whose compensation may be subject to the limitations on deductibility under
Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 100,000 shares of Common Stock in any fiscal year (the “Section 162(m) Maximum”).”

B-1

Appendix C

CUMBERLAND BANCORP, INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN

Article I
INTRODUCTION

     1.1 Establishment of Plan. Cumberland Bancorp, Incorporated, a Tennessee corporation (the “Company”) with its principal offices located in Franklin, Tennessee, adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Cumberland Bancorp, Incorporated Employee Stock Purchase Plan.

     1.2 Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

     1.3 Qualification. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

     1.4 Rule 16b-3 Compliance. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

Article II
DEFINITIONS

     As used herein, the following words and phrases shall have the meanings specified below:

     2.1 Board of Directors. The Board of Directors of the Company.

     2.2 Closing Market Price. The last sale price of the Stock as reported on the Over-the-Counter Bulletin Board or such market or exchange on which the Stock is then traded on the date specified; or if no sales occurred on such day, the last sale price of the Stock reported on the most recent date specified in which a sale of such Stock occurred; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the Over-the-Counter Bulletin Board or any other market or exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

     2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

     2.4 Commencement Date. The first day of each Option Period. The first Commencement Date shall be July 1, 2003.

     2.5 Contribution Account. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

     2.6 Effective Date. July 1, 2003.

     2.7 Employee. Each employee of the Employer except:

(a) any employee whose customary employment is twenty (20) hours per week or less; or

(b) any employee whose customary employment is for not more than five (5) months in any calendar year.

     2.8 Employer. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan.

     2.9 Exercise Date. The last trading date of each Option Period on the Over-the-Counter Bulletin Board or such market or exchange on which the Stock is then traded.

     2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

     2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

     2.12 Grant Date. The first trading date of each Option Period on the Over-the-Counter Bulletin Board or such market or exchange on which the Stock is then traded.

     2.13 Option Period. Successive periods of three (3) months (i) commencing on July 1 and ending on September 30, (ii) commencing on October 1 and ending on December 30, (iii) commencing on January 1 and ending on March 30, and (iv) commencing on April 1 and ending on June 30.

     2.14 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

     2.15 Plan. Cumberland Bancorp, Incorporated Employee Stock Purchase Plan.

     2.16 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the following individuals: Richard Herrington and Joel Porter.

     2.17 Stock. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

     2.18 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

Article III
SHAREHOLDER APPROVAL

     3.1 Shareholder Approval Required. This Plan must be approved by the shareholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

     3.2 Shareholder Approval for Certain Amendments. Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate charter and bylaws of the Company, and comply with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

Article IV
ELIGIBILITY AND PARTICIPATION

     4.1 Conditions. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date of his employment. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

     4.2 Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than thirty (30) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

     4.3 Date of Participation. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

     4.4 Acquisition or Creation of Subsidiary. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

Article V
CONTRIBUTION ACCOUNT

     5.1 Employee Contributions. The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than one hundred and fifty dollars ($150.00) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. No interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

     5.2 Modification of Contribution Rate. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least thirty (30) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.3 Withdrawal of Contributions. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.4 Limitations on Contributions. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.

Article VI
ISSUANCE AND EXERCISE OF OPTIONS

     6.1 Reserved Shares of Stock. The Company shall reserve two hundred fifty thousand (250,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

     6.2 Issuance of Options. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

     6.3 Determination of Exercise Price. The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of:

(i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date; or

(ii) eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date.

     6.4 Purchase of Stock. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash.

     6.5 Terms of Options. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.

     6.6 Limitations on Options. The options granted hereunder are subject to the following limitations:

(a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be one thousand seven hundred and fifty (1,750) shares. This maximum number of shares shall be adjusted upon the occurrence of an event described in Section 10.3.

(b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

(d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

     6.7 Pro-Rata Reduction of Optioned Stock. If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

     6.8 State Securities Laws. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

Article VII
TERMINATION OF PARTICIPATION

     7.1 Termination of Employment. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

     7.2 Death. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

     7.3 Retirement. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

     7.4 Disability. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

Article VIII
OWNERSHIP OF STOCK

     8.1 Stock Certificates. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

     8.2 Premature Sale of Stock. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

     8.3 Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

     8.4 Transfer of Ownership. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with Section 1.421-1(f) of the Treasury Regulations as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

Article IX
ADMINISTRATION AND AMENDMENT

     9.1 Administration. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

     9.2 Amendment. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the

Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of the Company.

Article X
MISCELLANEOUS

     10.1 Expenses. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

     10.2 No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

     10.3 Adjustment Upon Changes in Stock. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

     10.4 Employer’s Rights. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10.5 Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

     10.6 Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

     10.7 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

     10.8 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

     10.9 Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

     IN WITNESS WHEREOF, the Employer has adopted this Plan, effective ______________, 2003.

     Date:______________, 2003.

CUMBERLAND BANCORP, INCORPORATED

By:

ATTEST:

Appendix D

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED CHARTER
OF
CUMBERLAND BANCORP, INCORPORATED

     In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Charter (the “Amended and Restated Charter”):

     1.     Name of Corporation. The name of the Corporation is Cumberland Bancorp, Incorporated.

     2.     Section 1 of the Amended and Restated Charter is hereby deleted in its entirety and replaced with the following:

“3. The name of the Corporation is Civitas BankGroup, Inc.”

     3.     Except as amended by these Articles of Amendment, the Amended and Restated Charter of the Corporation shall remain in full force and effect.

     4.     Adoption. These Articles of Amendment were duly adopted by the Board of Directors on March 20, 2003 and by the Corporation’s shareholders on May 15, 2003.

     5.     Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Date: May _____, 2003

CUMBERLAND BANCORP, INCORPORATED

Andy J. LoCascio, Chief Financial Officer

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Form of Proxy

CUMBERLAND BANCORP, INCORPORATED
4 CORPORATE CENTRE
810 CRESCENT CENTRE DRIVE, SUITE 320
Franklin, Tennessee 37067

Revocable Proxy for the
Annual Meeting of Shareholders
May 15, 2003

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES
OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

     The undersigned hereby constitutes and appoints Richard Herrington and Joel Porter, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Cumberland Bancorp, Incorporated (the “Company”) to be held at Marriott Cool Springs, Convention Center, 700 Cool Springs Boulevard East, Franklin, Tennessee 37067 on Thursday, May 15, 2003 at 5:00 p.m., local time, and any adjournment(s) thereof, and to vote all the shares of stock of the Company that the undersigned may be entitled to vote, upon the following.

     This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on May 15, 2003.

1.	THE ELECTION OF DIRECTORS

	FOR all nominees listed below (Except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.

CLASS I (term expiring in 2006): C.M. Gatton, Ronald Gibson, Richard Herrington, Paul Pratt, Sr., and Tom Price

CLASS II (term expiring in 2004): William Wallace

For purposes of telephone voting the following nominees shall have the associated number indicated below:

C.M. Gatton	#1
Ronald Gibson	#2
Richard Herrington	#3
Paul Pratt, Sr.	#4
Tom Price	#5
William Wallace	#6

2.	PROPOSAL TO AMEND THE CUMBERLAND BANCORP, INCORPORATED 1998 STOCK OPTION PLAN

FOR	AGAINST	ABSTAIN

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3.	PROPOSAL TO ADOPT THE CUMBERLAND BANCORP, INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

FOR	AGAINST	ABSTAIN

4.	PROPOSAL TO AMEND THE CUMBERLAND BANCORP, INCORPORATED AMENDED AND RESTATED CHARTER

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

Date: _____________________________________

Signature: _________________________________

Signature:__________________________________

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc you should so indicate with signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held jointly, each shareholder named should sign.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card above. Detach the card and return it in the envelope provided.

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that all votes cast by telephone must be submitted prior to Tuesday, May 13, 2003 at 11:59 P.M. Central Time.

Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

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2.	Visit our Internet voting site at http://www.eproxyvote.com/ist-cmlcm/ and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that all votes cast by internet must be submitted prior to Tuesday, May 13, 2003 at 11:59 P.M. Central Time.

Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

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